CONTRIBUTION AGREEMENT

          THIS CONTRIBUTION AGREEMENT is made and entered as the 6th day of August, 1997, by and between (i) EDWARD A. ST. JOHN, PHILIP E. RATCLIFFE, RONALD E. HARMAN, JAMES A. CLAUSON, ROBERT C. BECKER, GENE E. MCCLAIN, CHARLES R. PHILLIPS, LAWRENCE F. MAYKRANTZ, EDWARD B. OKONSKI and RODGER R. REISWIG, who are, or shall be as of the Closing, all of the partners (collectively, the "Partners") of Enterprise Associates, a Maryland general partnership (the "Partnership") (the Partners sometimes hereinafter referred to collectively as "Contributors"), and (ii) FIRST WASHINGTON REALTY LIMITED PARTNERSHIP, a Maryland limited partnership (hereinafter referred to as "FWRLP").

                          W I T N E S S E T H:

          WHEREAS, the Partners own, or will own as of the Closing, all of the partnership interests (the "Partnership Interests") of the Partnership, and

         WHEREAS, the Partnership is the record and beneficial owner of that certain parcel of real property containing approximately 14.4594 acres of land as more particularly described on Exhibit A hereto (collectively, the "Land"), together with the shopping center known as Mitchellville Plaza Shopping Center located in Mitchellville, Prince George's County, Maryland, and containing approximately 154,698 square feet of leasable area and all other buildings and improvements situated thereon (collectively, the "Building"), and all personal property and fixtures located therein (other than that owned by tenants) (the "Personalty"), and all appurtenances, rights, easements, rights-of-way, tenements and hereditaments incident thereto (the "Additional Property") (the Land, Building, Personalty and Additional Property are hereinafter collectively referred to as the "Property"); and

         WHEREAS, Contributors and FWRLP desire to enter into this Agreement relating to the contribution by certain Contributors to FWRLP of their Partnership Interests in exchange for certain interests in FWRLP and by other Contributors of their Partnership Interests in exchange for cash.

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Contribution of Interests. Subject to the terms and conditions set forth in this Agreement, at the Closing (as defined below) Contributors shall contribute to FWRLP all of the Partnership Interests owned by them in exchange for that number of common limited partnership units of FWRLP (the "Units") or cash, determined as set forth in Section 2 below. Contributors who receive Units under Section 2(a) shall be sometimes referred to as "Exchangers", and Contributors who receive cash under Section 2(b) shall be sometimes referred to as "Sellers".

         2.       Consideration for Interests.

                  (a) (i) In consideration of the Contribution of the Partnership Interests of the Exchangers, FWRLP shall issue Units in an aggregate amount calculated as follows: 86.31% times the Net Asset Value (as defined below) of the Property, divided by the Unit Price (as defined below) rounded to the nearest one (1). The Units issued to the Exchangers at the Closing will be issued to the Exchangers in accordance with the percentages next to the name of each Exchanger on Exhibit Q hereto. The "Unit Price" will be Twenty-Three and 50/100 Dollars ($23.50) per Unit.

                  The "Net Asset Value" of the Property will equal $19,000,000.00 ("Gross Consideration") less the outstanding and unpaid principal balance of the Aegon Loan (as defined below) at the Closing. The Net Asset Value shall be further adjusted by the amounts of positive or negative adjustments and prorations described in Section 12 below (which shall all be determined as of the date of the Closing).

                           (ii)     In consideration of the Contribution of the
Partnership Interests of the Sellers, FWRLP shall pay cash in an aggregate amount calculated as follows: 13.69% times the Net Asset Value of the Property. The cash paid to the Sellers at Closing will be paid to the Sellers in accordance with the percentages next to the name of each Seller on Exhibit Q hereto.

                  (b) At Closing, the Partnership Interests shall be contributed to FWRLP with the Property then being subject to the indebtedness, lien and operation of the Aegon Loan, including without limitation the Mortgage (as defined below).

                  (c) (i) The Property is presently encumbered by an Indemnity Deed of Trust and Security Agreement ("Mortgage") from the Partnership, as guarantor, for the benefit of PFL Life Insurance Company (an affiliate of Aegon
(USA) Realty Advisers, Inc.), as secured party (the "Lender"), which Mortgage secures an original principal indebtness of $14.5 Million with interest thereon payable over the term thereof (which ends on January 1, 2005) at a fixed interest rate of 9.25% per annum, as evidenced by a Note from the St. John, Ratcliffe and Harman (as nominal borrowers) to Lender ("Note"). The Mortgage and Note, and any amendments thereto, and all documents and instruments executed in connection therewith are collectively referred to as the "Aegon Loan." The Aegon Loan requires equal monthly installments of principal and interest in the amount of the $141,970.00 per month. The outstanding principal balance under the Aegon Loan as of February 28, 1997 is approximately $14,136,000.00. Copies of the Mortgage and Note, and any amendments thereto, are attached hereto as Exhibits N and O, respectively.

     (ii) FWRLP's obligations under this Agreement shall be expressly contingent on the condition that FWRLP receive by Closing a letter (the "Letter") from Lender (i) consenting to the Contribution of the Partnership Interests to

FWRLP and the assumption of the Aegon Loan by FWRLP (or its designee) as borrower, (ii) confirming that the Aegon Loan is as described above, (iii) certifying that, to the best knowledge of the Lender, there is no default or event which with notice or lapse of time, or both, would constitute a default under the Aegon Loan. At Closing, the Contributors shall execute an estoppel certificate in favor of FWRLP certifying that, to the best knowledge of each of the Contributors, there is no default, or event of default which with notice or lapse of time, or both, would constitute a default under the Aegon Loan. The Contributors shall reasonably cooperate with FWRLP in its efforts to obtain such Letter from Lender before the end of the Feasibility Period (as defined below). FWRLP shall be responsible for all costs and fees charged by the Lender in connection with such consents (including but not limited to assumption fees, Lender's counsel fees and title insurance premiums). If such Letter is not received by FWRLP by Closing Date, FWRLP shall have the right to terminate this Agreement, in which event the Deposit (defined below), together with interest thereon, shall be returned to FWRLP. If by the Closing Date Lender does not consent or if Lender's Letter is other than as set forth above and is not acceptable to FWRLP, FWRLP shall have the right, at its sole election, to terminate this Agreement by giving written notice thereof to Contributors, whereupon the Deposit, together with interest thereon, shall be returned to Contributors and neither party shall have any further liability to the other.

                           (iii) Contributors'  obligations under this Agreement
shall be
expressly contingent on the condition that the Lender, on or before the Closing, shall have released Contributors from all obligations and liabilities under the Aegon Loan pursuant to a release document(s) reasonably acceptable to the Contributors (the "Release"). FWRLP and Contributors shall cooperate in good faith (at no cost to FWRLP or Contributors) to obtain such Release from the Lender. If such Release is not obtained by the Closing Date, Contributors may elect to either (i) terminate this Agreement, in which case the Deposit shall be returned to FWRLP and neither party shall have any further liability to the other, or (ii) extend the Closing Date for up to 30 days and if such Release is not obtained by the end of such 30-day period, then Contributors may elect to proceed to Closing or terminate this Agreement.

                  (d) Exchangers acknowledge and agree that the Units will not be redeemable for cash or exchangeable for common stock of the REIT for a period of thirteen (13) months after their issuance, all as more fully discussed in the Confidential Information Statement (as hereinafter defined), as supplemented through the date hereof.

                  (e) Notwithstanding any provision hereof to the contrary, the Contribution of the Partnership Interests to FWRLP by the Contributors who receive Units as set forth herein shall constitute a "Capital Contribution" within the meaning of the FWRLP Partnership Agreement and is intended, to the fullest extent possible, to be governed by Section 721(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and all parties to this Agreement will report the transaction evidenced hereby consistently with this Section 2(e). Since the Contribution of the Partnership Interests to FWRLP will terminate the Partnership for federal income tax purposes, FWRLP agrees that the Contributors shall have the right and obligation to file final tax returns for the Partnership as of the Closing Date.

         3.       Deposit.

                  (a) Within two (2) business days after the date of delivery to FWRLP of an original of this Agreement executed by Contributors together with completed Exhibits hereto (the date of such delivery by Contributors being the "Acceptance Date"), FWRLP shall deliver to the Title Company, as escrow agent, a deposit (together with interest earned thereon, the "Deposit") of Two Hundred Fifty Thousand Dollars ($250,000.00 ) by check payable to the Commercial Settlements, Inc., 1413 K Street, N.W., Washington, DC 20005 (the "Title Company").

                  (b)      [Intentionally Omitted].

                  (c) The Initial Deposit and all accrued interest thereon are hereinafter referred to collectively as the "Deposit." The Title Company will immediately provide Contributors with written evidence of receipt of such Deposit. The Title Company shall place the Deposit in an interest-bearing account within two (2) business days after the date of receipt thereof, and interest on the Deposit shall accrue to the benefit of the party entitled to the Deposit pursuant to this Agreement. The Deposit shall be held by the Title Company pursuant to the terms and conditions of this Agreement.

                  (d) In the event that, at any time prior to Closing, either the Contributors or FWRLP provides Title Company with a certification (a copy of which shall be delivered contemporaneously to the other party) that the Contributors or FWRLP, as the case may be, is entitled to the Deposit pursuant to the terms of this Agreement, Title Company shall deliver the Deposit to such party within seven (7) business days after receipt of said notice, unless the other party disputes such certification by written notice to Title Company (a copy of which shall be delivered contemporaneously to the other party) delivered within five (5) business days of Title Company's receipt of the initial certification. In such event, Title Company shall hold the Deposit pending resolution of such dispute. Any payment of the Deposit to the Contributors shall be made by certified check or wire transfer.

                  (e) The parties acknowledge that Title Company is acting solely as a stakeholder at their request and for their convenience, that Title Company shall not be deemed to be the agent of either of the parties, and Title Company shall not be liable to either of the parties for any act or omission on its part unless taken or suffered in bad faith, in willful disregard to this Agreement or involving gross negligence. The Contributors (in proportion to their respective interests as shown on Exhibit Q) and FWRLP shall jointly and severally indemnify and hold Title Company harmless from and against all costs, claims and expenses, including reasonable attorneys' fees, incurred in connection with the performance of Title Company's duties hereunder, except with respect to actions or omissions taken or suffered by Title Company in bad faith, in willful disregard of this Agreement or involving gross negligence on the part of Title Company.

         4. Closing. Except as otherwise provided in this Agreement, the Contribution contemplated herein shall be consummated at the "Closing" (sometimes hereinafter referred to as the "Closing"), which shall take place on the date (the "Closing Date") specified by FWRLP on not less than ten (10) days notice to Contributors, provided that the Closing Date shall not be later than sixty (60) days after the Acceptance Date; provided, however, that if the Lender has not completed all documentation consenting to the contribution of the Partnership Interests by such date, then the Closing Date shall be extended for such reasonable time period as is required to complete same, not to exceed 30 days. The Closing shall take place at the offices of First Washington Realty Limited Partnership, 4350 East-West Highway, Suite 400, Bethesda, Maryland 20814, or at such other place as may mutually agreed upon by Contributors and FWRLP.

         5. Representations and Warranties of Contributors. In order to induce FWRLP to enter into this Agreement and to issue the Units or cash in consideration for the Partnership Interests, as the case may be, each Contributor for such Contributor only and for no other Contributor makes the following representations and warranties, each of which is material and shall survive Closing without limitation, notwithstanding any investigation at any time made by or on behalf of FWRLP:

                  (a) Authority. Such Contributor has the rights, power and authority to enter into this Agreement and to contribute its Partnership Interest in accordance with the terms and conditions of this Agreement. Except for the consents required under the Aegon Loan, no consents of any persons other than those executing this Agreement as a Contributor are required for such execution or to cause such Contributor to consummate the transactions contemplated by this Agreement. This Agreement is the valid and binding obligation of such Contributor, enforceable against such Contributor in accordance with its terms.

                  (b) No Defaults. To the Contributor's knowledge, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will: (i) subject to any approval required under the Aegon Loan, conflict with, or result in a breach of, the terms, conditions, or provisions of or constitute a default under any agreement or instrument to which such Contributor is a party or by which such Contributor is bound, or (ii) subject to any approval required under the Aegon Loan, violate any restriction, requirement, covenant or condition to which such Contributor is subject or by which such Contributor is bound.

                  (c) Ownership of Interests. Such Contributor owns (or will own as of the Closing) the Partnership Interest owned by such Contributor, as set forth in Exhibit Q hereto, free and clear of all liens, charges, encumbrances, restrictive agreements and assessments other than the provisions of the Partnership Agreement. Upon the contribution of such Contributor's Partnership Interest to FWRLP or its designee(s), FWRLP will receive good title thereto, free from all liens, charges, encumbrances, restrictive agreements and assessments whatsoever other than the provisions of the Partnership Agreement, and there will be no outstanding options or calls of any nature relating to the Partnership Interest of such Contributor, except as set forth in the Partnership Agreement. Such Contributor hereby waives, with respect to the contribution contemplated by this Agreement, any "right of refusal" or other restriction on transfer set forth in the Partnership Agreement.

                  (d)      Securities Law Matters.

                           (i)      Each Exchanger who shall receive the Units
is now or, at the time of Closing, will be, an "accredited investor" as such term is defined under Rule 501 promulgated under the Securities Act of 1933, as amended (the "Securities Act");

                           (ii)     Exchangers' primary residence or principal
place of business is in the State  of Maryland or Florida, as the case may be;

                           (iii) Each  Exchanger is acquiring the Units for such
Contributor's account for investment purposes only and not with a present view to distribution;

     (iv) Taking into account the information and resources such Exchanger can practically bring to bear on the acquisition of the Units in FWRLP contemplated hereby, each Exchanger is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to investments in securities presenting an investment decision like that involved in the acquisition of the Units, including investments in securities issued by FWRLP, and has requested, received, reviewed and considered all information such Exchanger deems relevant in making an informed decision to acquire the Units (including the Confidential Information Statement attached hereto which contains the First Amended and Restated Agree- ment of Limited Partnership of FWRLP and any Amendments thereto (the "Partner- ship Agreement"), except that the Partnership Agreement has been further amended solely to reflect exchanges of Units for shares of the REIT's common stock (the "Common Stock") by holders of such Units in accordance with the terms of the Partnership Agreement);

                           (v)      Each Exchanger will not, directly or
indirectly, voluntarily offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Units except in compliance with the

Securities Act and the rules and regulations promulgated thereunder and with the terms and conditions of the Partnership Agreement;

                           (vi)     Each Exchanger acknowledges that the Units
to be issued must be held unless and until they are subsequently registered under the Securities Act and under applicable state securities or blue sky laws, unless exemptions from such registrations are available at the time of resale; and

     (vii) Prior to the issuance of the Units, each Exchanger will execute all such other documents and instruments as may be reasonably necessary to allow FWRLP to comply with federal and state securities law requirements with respect to the issuance of the Units and to comply with the terms of the Partnership Agreement.

                  (e) No Contributor is a person other than a United States person within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"). The transaction contemplated herein is not subject to the tax withholding provisions of Section 3406 of the Code, or Subchapter A of Chapter 3 of the Code or of any other provision of law.

         6. Representations and Warranties of the Contributors. In order to induce FWRLP to enter into this Agreement and to issue the Units or cash in consideration for the Partnership Interests, as the case may be, each Contributor, for such Contributor only and for no other Contributor, hereby makes the following representations and warranties as of the date hereof, each of which is material and shall (except as otherwise set forth in Section 6(s)), survive Closing for a period of one (1) year (unless expressly provided that it will survive Closing without such limitation), notwithstanding any investigation at any time made by or on behalf of FWRLP:

                  (a) Authority. The Partnership is a general partnership duly organized under the laws of the State of Maryland. The copy of the Partnership' s Partnership Agreement and all Amendments thereto (collectively, the "Partnership Agreement") attached hereto as Exhibit P , is a true, correct and complete copy thereof. Notwithstanding anything to the contrary, the representations and warranties contained in this Section 6(a) shall survive Closing without being subject to the one year limitation.

                  (b) Title. To the best of Contributor's knowledge, the Partnership is the sole owner of fee simple title to the Property.

                  (c) Compliance with Existing Laws. To the best of such Contributor's knowledge and except as set forth on Exhibit D attached hereto,
(i) the Partnership is not in violation of, and has materially complied with, any and all applicable building, zoning, environmental or other ordinances, statutes or regulations of any governmental agency, in respect to the ownership, use, maintenance, condition and operation of the Property or any part thereof, and (ii) the Partnership possesses all licenses, certificates, permits and authorizations necessary for the use and operation of the Property in the manner in which it is currently being operated by the Partnership, and the requisite certificates of the fire marshalls or board of fire underwriters have been issued for the Property, if applicable. The Property is zoned CRC-Retail Sales. To the best of the Contributor's knowledge, the Building and all related facilities are now in conformance with all applicable zoning laws, and no variance, exception or other modification of such laws was necessary in order to authorize the use or occupancy of any portion thereof, or if necessary it was obtained.

                  (d) Leases. True, correct and complete copies of all of the leases of the Property and any amendments thereto (collectively, the "Leases"), have been delivered to FWRLP. Attached hereto as Exhibit B is a description of all of the Leases and a current rent schedule ("Rent Schedule") covering the Leases, which is true and correct in all material respects. There are no leases or tenancies of any space in the Property other than those set forth in Exhibit B or, to the Contributor's knowledge, any subleases or subtenancies unless otherwise noted therein. Except as otherwise set forth in Exhibit B, the Leases or elsewhere in this Agreement:

                            (i) The  Leases  are in full force and effect and to
                  the best of Contributor's knowledge constitute a legal, valid and binding obligation of the respective tenants;

                           (ii) no tenant has an option to purchase the Property or any portion thereof;

                           (iii) no  renewal  or  expansion  options  have  been
                  granted to the tenants, except as provided in the Leases;

                           (iv) to the best of the Contributor's knowledge, the Partnership is not in default under any of the Leases;

                            (v) the  rents set  forth on the Rent  Schedule  are
                  being collected on a current basis and there are no arrearages in excess of one month, except as indicated in Exhibit B hereto, nor has any tenant paid any rent, additional rent or other charge of any nature for a period of more than thirty
                  (30) days in advance;

                           (vi) all work for tenant  alterations  and other work
                  or materials contracted for by the Partnership and any tenant has been completed by the Partnership, and all work and materials have been fully paid for or will be paid for by Closing, except as indicated on Exhibit B;

                           (vii) the  Partnership has not sent written notice to
                  any current tenant claiming that such tenant is in default, which default remains uncured, and to the best of the Contributor's knowledge, no tenant is in default under its Lease, except as indicated in Exhibit B hereto;

                           (ix) no action or proceeding instituted against the Partnership by any tenant is presently pending in any court; and

                            (x) there are no security  deposits other than those
                  set forth in Exhibit B.

                  (e) Service Contracts. Attached hereto as Exhibit C is a complete and correct list of all contracts or agreements relating to the management, leasing, operation, maintenance or repair of the Property (the "Service Contracts"). True and correct copies of all of the Service Contracts have been delivered to FWRLP to the extent available. Except in the case of a default by the vendor under a specific Service Contract, no Service Contract will be terminated, amended, modified or supplemented prior to the Closing Date without FWRLP's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed.

                  (f) Tax Bills. The Partnership has delivered to FWRLP true and correct copies of tax bills issued by any applicable federal, state or local governmental authority to the Partnership with respect to the Property for the most recent past and current tax years, and any new assessment received with respect to a current or future tax year.

                  (g) Insurance. The Property is insured for its replacement cost against loss or damage sustained as a result of fire or other casualty and the Partnership has rent loss insurance in place for the Property. Attached hereto as Exhibit E is a list of all hazard, liability and other insurance policies presently affording coverage with respect to the Property. The Partnership shall maintain in full force and effect all such policies until the Closing Date, and shall cause the Partnership's insurer to name FWRLP as an additional insured as a contract party on its rent loss policy with respect to the Property.

                  (h) Possession of Property. Possession of the Property shall be delivered to FWRLP at Closing in its "as is, where is" condition as of the date of FWRLP's execution of this Agreement, and Contributors make no representations or warranties concerning the physical condition of the Property.

                  (i) Tenant Estoppels. The Contributors represent and warrant that they shall use reasonable good faith efforts (without cost to the Contributors or the Partnership) to cause to be obtained and delivered to FWRLP a tenant estoppel letter from each tenant in substantially the form attached hereto as Exhibit F (or in such form or containing such information as may be required by the lease of such tenant) from each of the tenants of the Property confirming the information set forth in the Rent Schedule attached as Exhibit B hereto, but shall have no liability if an estoppel letter(s) is not obtained.

                  (j) Condemnation Proceedings. No condemnation or eminent domain proceedings are pending or, to the best of the Contributor's knowledge, threatened against the Property or any part thereof, and neither the Partnership nor the Contributor has made any commitments to or received any written notice of the desire of any public authority or other entity to take or use the Property or any part thereof whether temporarily or permanently, for easements, rights-of-way, or other public or quasi-public purposes.

                  (k) Litigation. Except as set forth on Exhibit G hereto, no litigation is pending or, to the best of such Contributor's knowledge, threatened against the Partnership, including administrative actions or orders against the Partnership relating to governmental regulations, affecting the use, operation or ownership of the Property or any part thereof as contemplated herein, other than those being defended by the Partnerships' liability insurers.

                  (l) No Defaults. To the knowledge of Contributor, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will: (i) subject to any approval required under the Aegon Loan, conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any material agreement or instrument to which the Partnership is a party or by which the Partnership or the Property is bound, (ii) subject to the approval required under the Aegon Loan, violate any restriction, requirement, covenant or condition to which the Partnership is subject or by which the Partnership or the Property is bound, or
(iii) result in the cancellation of any contract or lease pertaining to the Property.

                  (m)      [Intentionally Omitted].

                  (n) Separate Tax Lot and Subdivision. To the best of such Contributor's knowledge, the Land is the subject of a separate subdivision, and the Land is assessed for tax purposes as a separate and distinct parcel.

                  (o) Hazardous Waste. Except as may be set forth in any environmental assessments obtained by the Partnership and shown to FWRLP, such Contributor has no actual knowledge of any discharge, spillage, uncontrolled loss, seepage or filtration (a "Spill") of oil, petroleum or chemical liquids or solids, liquid or gaseous products or any hazardous waste or hazardous substance (as those terms are used in the Comprehensive Environmental Response, Compensation and Liability Act of 1986, as amended, the Resource Conservation and Recovery Act of 1976, as amended, or in any other applicable federal, state or local laws, ordinances, rules or regulations relating to protection of public health, safety or the environment, as such laws may be amended from time to time) at, upon, under or within the Land or any contiguous real estate. To the best of the Contributor's knowledge, there is no proceeding or action pending or threatened by any person or governmental agency regarding the environmental condition of the Property. To such Contributor's knowledge, the Building is totally free of friable asbestos requiring remediation.

                  (p) Certificates of Occupancy. The Partnership will not amend any certificates of occupancy for the Property and will maintain them in full force and effect to the extent that the Partnership is responsible for them.

                  (q) Licenses and Permits. Such Contributors have received no notice, nor have any knowledge, that the Partnership is lacking any required permit or license issued by applicable governmental authorities for operation, maintenance or ownership of the Property ("Licenses").

                  (r) Operating Statements. Attached hereto as Exhibit H are true and correct operating statements of the Property for 1994, 1995 and 1996.

                  (s) Utilities. To the best of such Contributor's knowledge, adequate, usable public sewers, public water facilities, gas and/or electrical facilities necessary to the operation of the Property are installed in and are duly connected to the Property . Notwithstanding anything to the contrary, the representations and warranties set forth in this Section 6(s) shall not survive Closing.

                  (t) Personal Property. Attached hereto as Exhibit I is a true, correct and complete inventory of all personal property ("Personal Property") owned by the Partnership, if any, used in the management, maintenance and operation of the Property (other than trade fixtures or personal property of tenants).

                  (u) Leasing Commissions. To the best of Contributor's knowledge, at Closing there shall be no outstanding or contingent leasing commissions or fees payable with respect to the Property, other than the commissions described on Exhibit M hereto. There is no, and shall be no, contingent leasing commissions payable by the Partnership with respect to the Food Lion lease.

                  (v) Partnership Liabilities. Except for (i) the obligations and liabilities of the Partnership which FWRLP is taking the Partnership Interests subject to under Section 2 (c) above, (ii) any accrued liabilities and obligations of the Partnership which are being adjusted at Closing pursuant to
Section 12 of this Agreement, (iii) contingent leasing commissions for which FWRLP agrees to be liable pursuant to Section 9(a)(vi) of this Agreement, and
(iv) matters disclosed or referred to in the Exhibits attached hereto, to the best of Contributors' knowledge, the Partnership does not have any liabilities or obligations, either accrued, absolute or contingent or otherwise, which will not be paid or discharged on or before the Closing Date. In addition, the Partnership has not received notice of any, and to the best of the knowledge of such Contributor, there is, as of the date of execution of this Agreement, no basis for any, claim against (or liability of) the Partnership arising from the business done, transactions entered into or other events occurring prior to the Closing Date other than the obligations and liabilities described in the preceding sentence.

                  (w) Partnership for Tax Purposes. The Partnership is, and at all times has been, properly treated as a partnership for Federal Income Tax purposes, and not as an "association" or "publicly traded partnership" taxable as a corporation. The foregoing representation shall survive Closing without being subject to the one year limitation.

                  (x) Taxes. The Partnership has timely filed with the appropriate taxing authorities all returns (including without limitation information returns and other material information) in respect of Federal, State and local taxes (collectively "Taxes") required to be filed by it through the date hereof and will timely file any such returns required to be filed by it on or prior to the Closing Date. The returns and other information filed (or to be filed) are complete and accurate in all material respects. All Taxes of the Partnership in respect of periods beginning before the Closing Date have been timely paid, or will be timely paid prior to the Closing Date, and the Partnership has no material liability for Taxes in excess of the amounts so paid. All Taxes that the Partnership has been required to collect or withhold have been duly collected or withheld and, to the extent required when due, have been or will be (prior to Closing Date) duly paid to the proper taxing authority. No audits of any of the Partnership's federal, state or local returns for Taxes by the relevant taxing authorities have occurred, and no material deficiencies for Taxes of the Partnership have been claimed, proposed or assessed by any taxing or other governmental authority against the Partnership. There are no pending or, to the best of knowledge of such Contributor, threatened audits, investigations or claims for or relating to any material additional liability to the Partnership in respect of Taxes, and there are no matters under discussion with any governmental authorities with respect to Taxes that in reasonable judgement of such Contributor or his counsel, is likely to result in a material additional liability for Taxes. There are no liens for taxes (other than for current taxes not yet due and payable) on any of the assets of the Partnership. The foregoing representations and covenants contained in this Section 6(x) shall survive Closing without being subject to the one year limitation.

         Any liability of Contributors under this Section 6 shall be allocated to them in proportion to their interests as shown on Exhibit Q hereto, and not jointly.

         7. Obligations of Contributors Pending Closing. From and after the date of this Agreement through the Closing Date,Contributors covenant and agree as follows:

                  (a) Maintenance and Operation of Premises. The Contributors will cause the Property to be maintained in its present order and condition, normal wear and tear, and damage by fire or other casualty (subject to Section
12) excepted and will cause the continuation of the normal operation thereof, including the purchase and replacement of fixtures and equipment, and the continuation of the normal practice with respect to maintenance and repairs so that the Property will, except for normal wear and tear and damage by fire or other casualty (subject to Section 12), be in substantially the same physical condition on the Closing Date as on the date hereof.

                  (b) Licenses. The Partnership shall use its commercially reasonable efforts to preserve in force all Licenses and to cause those expiring to be renewed.

                  (c) Changes in Representations. The Contributors shall notify FWRLP promptly, and FWRLP shall notify the Contributors promptly, if either becomes aware of any occurrence prior to the Closing Date which would make any of its representations, warranties or covenants contained herein not true in any material respect.

                  (d) Obligations as to Leases. From the Acceptance Date to the expiration of the Feasibility Period provided for in Section 14, the Partnership shall have the right to enter into new leases for space at the Property ("New Lease(s)") or to amend, modify, renew, supplement or extend any Lease in any respect or approve any assignment of leases or subletting of leased space, or terminate any Lease (with respect to any provision amending, modifying, renewing, supplementing or extending, etc. above, "Amended Lease(s)"), and as to any Amended or new Leases entered into by the Partnership during this period, the Contributors or their agent shall give FWRLP notice (including therewith copies of the Amended and New Leases and all relevant data related to the particular Amended or New Lease) of such Amended and/or New Leases within three
(3) business days after the entry into any Amended or New Lease, but, in any event, not later than seven (7) days prior to the expiration of the Feasibility Period. After the expiration of the Feasibility Period, the Partnership shall not, without FWRLP's prior written consent (which consent shall not be unreasonably withheld), amend, modify, renew or extend any Lease in any respect unless required by law, or enter into new leases or approve any assignment of leases or subletting of leased space, or terminate any Lease. If FWRLP does not respond within five (5) business days of written request for consent from the Partnership, FWRLP shall be deemed to have consented to such request. If any space is vacant on the Closing Date, FWRLP shall accept the Property subject to any vacancy as of the Closing Date, provided that the vacancy was not permitted or created by the Partnership in violation of any restrictions contained in this
Section 7(d). Neither the Contributors nor the Partnership shall be responsible for vacancy caused by a breach by tenant under its lease. After the end of the Feasibility Period and prior to Closing, the Partnership shall not apply all or any part of the security deposit of any tenant unless such tenant has vacated the Property.

                  (e) Obligations as to Aegon Loan. The Partnership shall not, without FWRLP's prior written consent, (i) prepay the Aegon Loan, or (ii) modify or amend any of the documents evidencing or securing the Aegon Loan or otherwise entered into in connection with the Aegon Loan. The Partnership shall make all payments required to be made under the Aegon Loan when due, shall perform all obligations under the Aegon Loan and shall keep the Aegon Loan free from default.

                  (f) Obligations as to Food Lion Lease. The Contributors shall reimburse to Food Lion the renovation/retrofit costs in such amount and within such time period required under its Lease in order to preclude Food Lion from reducing its rent payable under its Lease and shall use due diligence and good faith efforts to complete such reimbursement prior to the Closing Date. If Food Lion has not satisfied all conditions to the obligation of the Partnership to reimburse Food Lion for the cost of the renovation/retrofit set forth in its Lease by the Closing Date, then the Contributors, jointly and severally shall be responsible for and shall reimburse Food Lion for such renovation/retrofit costs within the time period required under the Lease as soon as the conditions for reimbursement have been satisfied, it being understood and agreed that in no event shall Food Lion be able to reduce the rent payable under their Lease as a result of non-reimbursement of the renovation\retrofit costs. Notwithstanding anything to the contrary, the foregoing covenant and agreement contained in this Section 7(f) shall survive Closing without being subject to any limitation.

         8. Representations and Warranties of FWRLP. In order to induce Contributors to enter into this Agreement and to contribute the Partnership Interests to FWRLP, FWRLP, and, as to Sections 8(a), 8(b), 8(e), 8(f) and 8(g), First Washington Realty Trust, Inc ("REIT") hereby make the following representations and warranties as of the date hereto, each of which is material and shall survive Closing, notwithstanding any investigation at any time made by or on behalf of Contributors:

                  (a) Authority of FWRLP and the REIT. FWRLP is a limited partnership duly organized and existing and in good standing under the laws of the State of Maryland. Subject to the approval of the Board of Directors of the REIT, as set forth in Section 9(a)(ix), FWRLP and the REIT have all necessary power and authority to execute, deliver and perform this Agreement and consummate all of the transactions contemplated by this Agreement, including without limitation the Registration Rights Agreement referred to in Section 18 and attached hereto as Exhibit K. Subject to the approval of the Board of Directors of the REIT as set forth in Section 9(a)(ix), this Agreement is the valid and binding obligation of FWRLP and the REIT, enforceable against each of them in accordance with its terms.

                  (b) No Defaults. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will: (i) conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any agreement or instrument to which FWRLP or the REIT is a party, (ii) violate any restriction, requirement, covenant or condition to which the FWRLP or the REIT is subject, and (iii) constitute a violation of any applicable code, resolution, law, statute, regulation, ordinance, rule, judgment, decree or order.

                  (c) Disclosure Documents. Attached hereto as Exhibit L is a true and correct copy of the Confidential Information Statement, as supplemented through the date hereof. The FWRLP Partnership Agreement, as contained in the Confidential Information Statement, as supplemented through the date hereof, has not been amended or modified except as set forth in Exhibit L, and, to the knowledge of FWRLP, no default or condition which, with the passage of time or the giving of notice could become a default, exists on the part of any party thereunder.

                  (d) Disclosure. The Confidential Information Statement, as supplemented through the date hereof, and including the Appendices thereto, on the date hereof, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (e) Financial Information. The financial statements of FWRLP and the REIT (including the notes thereto) included in the Confidential Information Statement, as supplemented through the date hereof, present fairly the financial position of the respective entity or entities presented therein at the respective dates indicated and the results of their operations for the respective periods specified, and except as otherwise stated in any such registration statement or periodic report, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis.

                  (f) Issuance of Units. The FWRLP Partnership Agreement provides, or prior to Closing will provide, for the issuance of the Units. The Units to be issued in connection with the transactions herein contemplated have been, or prior to their issuance will have been, duly authorized for issuance by FWRLP to Exchangers, and on the date of their issuance will be validly issued, fully paid and non-assessable. The Units conform to the description thereof contained in the Confidential Information Statement, as supplemented through the date hereof, and such description conforms to the rights set forth in the FWRLP Partnership Agreement. All issued and outstanding Units were issued in compliance with or in transactions exempt from the registration provisions of applicable federal and state securities laws. Any and all shares of Common Stock of the REIT exchangeable for Units issued in connection with the transactions herein contemplated will be duly authorized, validly issued, fully paid and non-assessable. All issued and outstanding shares of Common Stock of the REIT were issued in compliance with or in transactions exempt from the registration provisions of applicable federal and state securities laws.

                  (g) Litigation. There is no action or proceeding pending or, to the knowledge of FWRLP, threatened against FWRLP, the REIT or any subsidiary before any court or administrative agency which would result in any material adverse change in the business or financial condition of FWRLP, the REIT and their subsidiaries, taken as a whole.

                  (h) Sale of the Property. (i) In no event shall FWRLP sell the Property, or permit the Property to be sold, for a period of five (5) years following the Closing, unless pursuant to a tax-free exchange such that no gain would be incurred by Exchangers as a result of such sale. In the event of a breach by FWRLP of the covenant not to sell or permit the sale of the Property as set forth above in this Section 8(h), FWRLP agrees that it shall pay to the Exchangers liquidated damages in the aggregate amount of $3,465,000.00, it being recognized that the actual amount of damages sustained by the Exchangers is not susceptible of a precise amount, and the amount of liquidated damages shall compensate the Exchangers for the damages resulting from a breach by FWRLP; provided, however, that if the number of Units held by Exchangers at the time of settlement of any such sale of the Property is less than the number of Units issued to such Exchangers at Closing, then the foregoing amount of liquidated damages shall be reduced to an aggregate amount equal to $3,465,000.00 multiplied by a fraction, the numerator of which is the aggregate number of Units then held by Exchangers and the denominator of which shall be the aggregate number of Units issued to such Exchangers at Closing.

                           (ii)     After the end of such five-year period, if
FWRLP or any affiliate of FWRLP desires to sell or otherwise dispose of the Property, it shall (A) provide a copy of the marketing materials to Exchangers and (B) use its best efforts to accomplish such sale or disposition pursuant to a tax-free exchange under Section 1031 (or any successor section) of the Internal Revenue Code ("Code") such that no gain would be incurred by the Exchangers as a result of such sale. Such best efforts obligation shall not apply if tax-free exchanges are no longer available under the Code or if such sale would not trigger a taxable event to the Contributors.

                           (iii) If FWRLP,  despite  using its best  efforts  to
accomplish a tax-free exchange of the Property, is unable to accomplish the sale of the Property after the five-year period pursuant to a tax-free exchange, or if such tax-free exchanges are then no longer available under the Code, and FWRLP or any affiliate of FWRLP still desires to sell or dispose of the Property after the five-year period, then FWRLP or such affiliate will provide Exchangers with a right of first refusal to "trade back" the Property for the same price as contained in a bona fide offer from a third-party purchaser. FWRLP shall send a notice to Exchangers containing a copy of the contract of sale or a fully detailed letter of intent with the bona fide purchaser. Exchangers shall have 30 days from the receipt of such notice in which to exercise their right of first refusal to receive the Property in exchange for Units or cash. Any or all of the Exchangers may exercise the right of first refusal, provided the entire Property is acquired by the Exchangers exercising such right. If Exchangers exercise their right of first refusal, Exchangers may use cash and/or Units (such Unit price based upon the then current closing price per share of common stock into which the Units are exchangeable). If the Exchangers exercise the right of first refusal, the closing shall occur at the same time as otherwise contained in the bona fide offer (the above 30 day period shall constitute the study period). If the Exchangers do not exercise their right of first refusal, then FWRLP shall have the right to sell the Property to such third party pursuant to the terms of the bona fide offer. If FWRLP or its affiliate sells the Property after the end of the five-year period and shall not have used its best efforts to accomplish such sale pursuant to a tax-free exchange or shall have failed to provide Exchangers with the right of first refusal, Exchangers shall have all remedies available at law or in equity and FWRLP shall be liable for all reasonable legal fees, costs and expenses incurred by Exchangers in exercising such remedies.

     (iv) For the purposes of (ii) and (iii) above, FWRLP shall be deemed to have used its "best efforts" if, during its normal acquisition process for the period from its decision to sell the Property (as evidenced by delivery to Exchangers of the marketing materials) until execution of a letter of intent or contract with a third party purchaser, FWRLP shall have sought in good faith to identify an exchange property which would qualify as a tax-free exchange under Section 1031 (or successor section) at that time and which otherwise satisfies FWRLP's acquisition criteria.

                           (v)      All taxable events in this Section 8(h)
shall be calculated without regard to Contributors' carry-forward losses. Each Exchanger's tax consequences shall be calculated separately, without regard to the tax situation of the other Exchangers.

         9.       Conditions Precedent to Closing.

                  (a) Conditions Precedent to FWRLP's Obligation. It shall be a condition precedent of FWRLP's obligation to make a full settlement hereunder that each and every one of the following conditions shall exist on the Closing
Date:

                            (i) Representations and Warranties. Contributors' representations and warranties hereunder shall be true and correct in all material respects the same manner and with the same effect as though such representations and warranties had been made on and as of the Closing.

                           (ii) Zoning. No proceedings shall have occurred or be
                  pending  to  change,   redesignate   or  redefine  the  zoning
                  classification of the Property to a more restrictive classification than presently exists on the date of FWRLP's execution of this Agreement.

                           (iii) Title. Title to the Property shall be marketable, good of record, and insurable by the Title Company at standard rates or less, pursuant to a full coverage ALTA Form-B (Rev. 1970 and 1984) owner's title insurance policy (or an unconditional commitment therefor) without any exceptions ("Printed form" or otherwise) other than the Permitted Exceptions, and in addition, without exception for mechanic's or materialmen's lien arising from goods, labor or materials provided to the Property prior to the Closing Date. The "Permitted Exceptions" are:

                            (A) the lien of current real estate taxes and special assessments not yet due and payable; and

                            (B) such other matters which are listed on Exhibit J
                           attached hereto. Notwithstanding anything to the contrary contained in this paragraph (B), the Contributors, at or prior to Closing, shall cause to be satisfied and released of record all mortgages, deeds of trust, financing statements, judgments or liens , other than the Aegon Mortgage, assignment of rents and leases and financing statements associated with the Aegon Loan.

                           (iv)  Existing  Mortgages.  Contributors  shall  have
                  delivered to the Title Company such releases or other instruments necessary to release of record and beneficially any and all existing mortgages, deeds of trust, financing statements or other security documents affecting the Property, other than the Aegon Loan (collectively, the "Existing Mortgages").

                            (v)     [Intentionally Omitted].

                           (vi)    Leasing     Brokerage/Property     Management
                  Agreements. The Contributors shall have terminated any and all leasing brokerage agreements and property management agreements with respect to the Property effective as of the Closing. All responsibility for dealings with any such brokers and agents, including the payment of any claims (if deemed warranted by the Contributors), shall be the sole responsibility of the Contributors. The Contributors agree that they will indemnify and hold FWRLP, its successors, assigns, partners, agents and employees, harmless against any such claims and/or losses which might be incurred by such indemnitees or by the Partnership in connection with any outstanding and/or contingent leasing commissions or fees or management fees. However, the Partnership and FWRLP shall be liable for such contingent leasing commissions due after Closing and payable to third parties unaffiliated with
                  Contributors (i.e., not owned or controlled by any of the Contributors) and either (A) shown on Exhibit M hereto or (B) payable upon renewal of existing leases after Closing provided that Exchangers' had no knowledge regarding any such contingent leasing commissions at the Closing Date; and FWRLP shall indemnify Contributors with regard to such contingent leasing commissions for which FWRLP has assumed liability. Notwithstanding anything to the contrary, the indemnity set forth in this subsection 9(a)(vi) shall survive Closing without limitation.

                           (vii) Performance by Contributor.  Contributors shall
                  have complied with and not be in breach of any of their covenants or obligations under this Agreement in any material respect.

                           (viii)  Tenant  Estoppels.  FWRLP shall have received
                  (a) a tenant estoppel letter in substantially the form attached hereto as Exhibit F (or in such form as required by the lease to which a specific tenant is subject) from, at a minimum, tenants satisfying the requirements described on Exhibit F-1, confirming the information set forth in the Rent Schedule attached as Exhibit B hereto for such tenants and containing no material changes from the Rent Schedule, and (b) any subordination and attornment agreements required by the mortgage lender of FWRLP from at least those tenants on Exhibit F-1.

                           (ix) FWRT Board  Approval.  The Board of Directors of
                  FWRT shall have approved this Agreement and the transactions contemplated hereby by the end of the Feasibility Period. In the event that the aforesaid condition is not satisfied by the end of the Feasibility Period, FWRLP may elect to terminate this Agreement by giving Contributors written notice thereof within one (1) day after the end of the Feasibility Period in which event the Deposit and any interest thereon shall be returned to FWRLP and neither party shall have any further obligations nor liabilities to the other.

                  (b) Failure of Condition. In the event of the failure by the Closing Date of any condition precedent set forth in Section 9(a) above, then FWRLP, at its sole election, may (a) terminate this Agreement, in which event the Deposit and any interest thereon shall be returned to FWRLP and, neither party shall have any further obligations or liabilities to the other; or (b) proceed to Closing which shall be deemed a waiver of any such condition precedent; or (c) extend the Closing Date for such reasonable time period as may be determined by FWRLP and Contributor (but in no event for more than three (3) months from the Closing Date then in effect) in order to permit the satisfaction of any condition precedent not so fulfilled.

                  (c) Conditions Precedent to Contributors' Obligations. It shall be a condition precedent of Contributors' obligation to make a full settlement hereunder that (i) FWRLP's and REIT's representations and warranties hereunder shall be true and correct in all material respects as of the Closing Date and FWRLP will deliver a certification thereof to Contributors at Closing, and (ii) the substantive terms of the FWRLP Partnership Agreement, and the amendments thereto (which shall exclude, among other things, issuance and/or exchange of any units thereunder), as attached to the Confidential Information Statement set forth in Exhibit L hereto, have not been modified prior to Closing in a manner materially adverse to the interests of the Exchangers as incoming additional limited partners of FWRLP, and (iii) the release described in Section 2(c)(iii) shall have been issued..

         10. Contributors' Deliveries. At the Closing the following documents, each dated on the Closing Date, shall be delivered to FWRLP:

                  (a) a Contribution and Assumption Agreement ("Assignment") and an Amendment to the Partnership Agreement of the Partnership ("Amendment"), reasonably satisfactory to FWRLP and the Contributors, setting forth the assignment by each of the Contributors of their Partnership Interest and its withdrawal from the Partnership and the substitution of FWRLP and /or its designee(s) as partners of the Partnership, which Amendment shall be executed and acknowledged by all the Contributors; at FWRLP's option, such Assignment and Amendment may contain such other amendments of the Partnership Agreement as shall be determined by FWRLP, provided that the Contributors shall execute such Assignment and Amendment solely for the purpose of (a) assigning their respective Partnership Interests to FWRLP or its designee(s), and (b) withdrawing from the Partnership. If, in conjunction with Closing, the Partnership is converted into an LLP (at FWRLP's request), FWRLP shall pay all costs associated therewith.

                  (b) a release from each Contributor releasing the Partnership and FWRLP (and its designee(s)) as partners of the Partnership from any obligations and liabilities with respect to the original formation of the Partnership, and any other matter arising from business done, transactions entered into or events occurring prior to the Closing Date (including, without limitation, liability arising from any breach by any of the Contributors); provided, however, such release shall not relate to the indemnity by FWRLP and the Partnership for the contingent leasing commissions for which they will be liable as set forth in Section 9(a)(vi) of this Agreement.

                  (c) An opinion of counsel for Contributors, in from and substance reasonably acceptable to counsel for FWRLP, to the effect that:

                           (i) The  Partnership  is a duly organized and validly
                  existing as a general partnership under the laws of the State of Maryland:

     (ii) The execution and delivery of this Agreement and all other agreements delivered in connection herewith or at the Closing, the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement and all other agreements delivered in connection herewith or at the Closing will not conflict with, or result in a breach of, any of the terms, conditions or provisions of, or constitute a default under, any note, indenture, mortgage, deed of trust, contract or other agreement or instrument to which the Partnership is a party or by which the Partnership is bound (and of which counsel has knowledge) (other than the Aegon Loan), or any law or order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign;

                           (iii) Contributors have complete and unrestricted power to contribute, transfer, assign and deliver to FWRLP and its designee(s) all of the Partnership Interests to be contributed and assigned hereunder which are owned and/or controlled by them, and the Assignment and the Amendment delivered pursuant to this Section 10 are in form legally sufficient to vest in FWRLP and its designee(s) good title to the Partnership Interests described therein; and

                           (iv) To the best of counsel's knowledge,  there is no
                  litigation or investigation pending or threatened against the Partnership, or the Property, or any part thereof, which might result in any material, adverse change pertaining to the Property or the Partnership, or the operations thereof, or which questions the validity of any action taken in, under or in connection with any of the provisions of this Agreement.

                  (d) a schedule from the Contributors updating the Rent Schedule for the Property and setting forth all arrearages in rents and all prepayments of rents;

                  (e) originally executed Leases and Service Contracts and copies of books, records, operating reports, files and other materials related to the ownership, use and operation of the Property, to the extent that any exist and are in the possession of the Contributors, which obligation shall survive Closing;

                   (f)     [Intentionally Omitted].

                   (g) an original letter executed by the management agent of the Property advising the tenants of the Property of the contribution of the Partnership Interests to FWRLP and directing that rents and other payments thereafter be sent to FWRLP or as FWRLP may direct;

                   (h) possession of the Property from the Contributors in the condition required by this Agreement, and the keys therefore;

                   (i) from each Contributor, the Certification of Non-foreign Status as provided in Treas. Reg. 1.1445-2(b)(2)(iii)(B) or in any other form as may be required by the Internal Revenue Code or the regulations issued thereunder;

                   (j) such other items and instruments from the Contributors as shall be required by the Title Company in connection with the issuance of its title insurance policy to FWRLP pursuant to Section 9(a)(iii) (including customary Contributors' or owner's affidavit), except that Contributors shall not be obligated to undertake any financial obligation, indemnities, escrows or guarantee in favor of the Title Company;

                  (k) any and all documents from the Contributors necessary to release the Deposit from escrow with the Title Company and to have said Deposit returned to FWRLP;

                   (l) any other documents required by this Agreement to be delivered by Contributors; and

                  (m) An amendment to the Partnership Agreement of FWRLP, in a form reasonably acceptable to FWRLP and Contributors, admitting the Exchangers as limited partners of FWRLP and issuing such Units as computed in accordance with Exhibit Q hereto .

         11. FWRLP's Performance. At the Closing, simultaneously with the deliveries of Contributors pursuant to the provisions of Section 10 above, FWRLP shall issue to Contributors the Units and cash in the manner specified in
Section 2 and FWRLP and REIT shall execute and deliver those documents and take such other actions required to be taken by FWRLP and REIT at Closing as required under this Agreement, whereupon the Deposit, and any interest accrued thereon, shall be returned to FWRLP by the Title Company.

         12. Settlement Charges; Prorations and Adjustments. FWRLP shall pay for the title examination, the title insurance premium, notary fees and other such charges incident to Closing. Any real estate transfer and recording fees and taxes and documentary stamps in connection with this transaction, if any, shall be borne by FWRLP; provided, however, that the Gross Consideration under Section 2(a) hereof shall be reduced by an amount equal to one-half (1/2) of the real estate transfer and recording fees and taxes payable by FWRLP in connection with the contribution of the Partnership Interests. Although Contributors and FWRLP believe that no real estate transfer or recording taxes will be due in connection with the transactions contemplated hereby, if it is finally determined that such taxes are due and payable in connection herewith, then Contributors shall (in proportion to their relative percentages under Exhibit Q hereto) either (at FWRLP's election) (i) reimburse to FWRLP one-half (1/2) of such sum paid by FWRLP, or (ii) return/relinquish to FWRLP the number of Units (based on the Unit Price) and cash, as the case may be, equal to one-half (1/2) of the taxes paid by FWRLP divided by the Unit Price. FWRLP and Contributors shall each pay its own legal fees related to the preparation of this Agreement and all documents required to settle the transaction contemplated hereby. In addition to the foregoing, at the Closing, the following adjustments and prorations shall be computed as of the Closing Date, as if the transaction contemplated by this Agreement was a sale of the Property by the Partnership to
FWRLP:

                  (a) Taxes. Real estate and personal property taxes shall be apportioned (based on the fiscal periods for which such taxes are assessed) as of the Closing Date.

                  (b) Assessments. All special assessments which have become a lien upon the Property on or before the Closing Date and are due and payable in full on or prior to the Closing Date, shall be brought current and paid in full by the Partnership or the Contributors on or prior to the Closing. All other special assessments or similar charges for the 1997 year shall be adjusted as of the Closing Date.

                  (c) Rent. Rent for the month of , and any month after, Closing collected by the Partnership prior to Closing shall be apportioned as of the Closing Date. If any tenant is in arrears in the payment of rent on the Closing Date, rents received from such tenant after the Closing shall be applied in the following order of priority: (a) first to the payment of current rent then due;
(b) second, to delinquent rent for any period after the Closing Date; and (c) third to delinquent rent for any period prior to the Closing Date. FWRLP shall either use reasonable efforts to collect (at no cost to FWRLP), or if Contributors so elect shall assign to Contributors the right to collect, arrearages in rents due from tenants as of the Closing Date. If rents or any portion thereof received by Contributors or FWRLP after the Closing Date are payable to the other party by reason of this allocation, the appropriate sum, less a proportionate share of any reasonable attorneys' fee paid to outside counsel and costs and expenses of collection thereof paid to third parties, shall be promptly paid to the other party, which obligation shall survive the Closing.

                 If any tenants are required to pay percentage rents, escalation charges for real estate taxes, operating expenses, cost-of-living adjustments or other charges of a similar nature ("Additional Rents") and any Additional Rents are collected by FWRLP after the Closing which are attributable in whole or in part to any period prior to the Closing, then FWRLP shall promptly pay to Contributors their proportionate share thereof, less a proportionate share of any reasonable attorneys' fees paid to outside counsel and costs and expenses of collection thereof paid to third parties, and deliver to Contributors a statement therefor, if and when the tenant paying the same has made all payments of rents and Additional Rent then due to FWRLP pursuant to the tenant's Lease, which obligation shall survive the Closing. Upon written request of Contributors, FWRLP shall provide Contributors with the then current periodic report of the status of collection of such Additional Rents from such tenants.

                  (d) Distributions. The quarterly distributions payable to Contributors on the Common Units for the first record date after any issuance to Contributors shall be pro rated based upon the number of days within the quarter occurring after such issuance to Contributors .

                  (e) Debt Service on the Aegon Loan. The amount of interest payable under the Aegon Loan shall be apportioned as of the Closing Date.

                   (f) Miscellaneous. All other charges and fees customarily prorated and adjusted in similar transactions, including utilities, insurance premiums and charges for Service Contracts to be assumed by FWRLP, shall be prorated as of the Closing Date. In the event that accurate prorations and other adjustments cannot be made at Closing because current bills are not obtainable or the amount to be adjusted is not yet ascertainable (as, for example, in the case of utility bills) the parties shall prorate on the best available information, subject to further adjustment promptly upon receipt of the final bill or upon completion of final computations. To the extent that water consumption or other utility charges may constitute a lien against the Property, Contributors agree that an appropriate amount in respect of water consumption or other utility charges may be held in escrow by the Title Company in connection with its issuance of a title insurance policy to FWRLP not to exceed two (2) times the most recent invoice. The Contributors shall use their reasonable efforts to have all utility meters read on the Closing Date so as to accurately determine its share of current utility bills.

                  (g) Immediately prior to the Closing, Contributors shall have the right to cause the Partnership to withdraw from the Partnership's bank account(s) and distribute to the Contributors an amount equal to all cash within such bank account(s) as of 11:59 p.m. on the day immediately preceding the Closing Date. The Partnership shall distribute and assign to Contributors the right to all accounts receivable of the

Partnership as of Closing, including but not limited to the accounts receivable listed on Exhibit R hereto.

         13. Risk of Loss. The risk of loss or damage to the Property by fire or other casualty until the Closing shall be borne by the Contributors. If prior to Closing (i) condemnation proceedings are commenced against all or any portion of the Property, or (ii) if the Property is damaged by fire or other casualty to the extent that the cost of repairing such damage shall be Two Hundred Thousand Dollars ($200,000.00) or more based on the good faith estimate of an independent contractor selected by the Contributors and reasonably approved by FWRLP, or
(iii) if the Property is materially damaged by an uninsured risk, or (iv) if the Property becomes subject to litigation which may deprive FWRLP of any material benefit to which it would become entitled pursuant to this Agreement, then FWRLP shall have the right, upon notice in writing to the Contributors delivered within ten (10) days after actual notice of such condemnation or fire or other casualty or litigation, to terminate this Agreement, and thereupon the parties shall be released and discharged from any further obligations to each other and the Deposit shall be refunded to FWRLP. If FWRLP does not timely elect to terminate this Agreement or in the event of fire or other casualty not giving rise to a right to terminate this Agreement by FWRLP, FWRLP shall be entitled to an assignment of all of the proceeds of fire or other casualty insurance proceeds and the rent insurance proceeds payable with respect to the period after Closing or of the condemnation award, as the case may be (i.e., such proceeds shall remain in the Partnership for the benefit of FWRLP), and Contributors shall have no obligation to repair or restore the Property; provided, however, that the Gross Consideration shall be reduced by an amount equal to the sum of (a) the "deductible" applied by the Partnership's insurance policy, or (c) if the Partnership is self-insured, the cost of repairing such damage. FWRLP shall have the right to participate in the negotiation and settlement of any casualty or condemnation-related claim if FWRLP does not elect to terminate this Agreement.

         14.      Inspection of Property.

                  (a) FWRLP's Right of Inspection. Subject to the rights of tenants under the Leases, FWRLP shall have the right, at its own risk, cost and expense, at any time or times prior to Closing, to enter, or cause its agents or representatives to enter, upon the Property for the purpose of making surveys, or any tests, investigations and/or studies relating to the Property or FWRLP's intended acquisition thereof which FWRLP deems appropriate, in its sole discretion, during reasonable hours and upon reasonable notice to the Contributors. FWRLP shall further have complete access to all documentation, agreements and other information in the possession of the Partnership or Exchangers related to the ownership, use and operation of the Property, to the extent it is readily available to Partnership or Exchangers, and shall have the right to make copies of same. FWRLP shall not have the right during the Feasibility Period to contact tenants without the prior consent of the Contributors. FWRLP agrees to repair any damage to the Property that may be caused by its inspections and to indemnify and defend Contributors and hold Contributors harmless against any injury, loss or damage suffered upon the Property as a result of such inspections, which indemnity shall survive Closing.

                  (b) Feasibility Period. Any other provisions of this Agreement to the contrary notwithstanding, FWRLP may cause at FWRLP's sole cost and expense, such boring, engineering, economic, water, sanitary and storm sewer, utilities, topographic, structural, environmental and other tests, investigations, market studies and other studies as FWRLP shall elect, subject to the rights of tenants under the Leases. FWRLP agrees to use all reasonable efforts to minimize disruption to business operations within the Property during the course of any entries thereon. In the event that any of the tests, investigations, market studies and other studies indicate, in FWRLP's sole discretion, that FWRLP's plans for the Property would not be feasible for any reason, then FWRLP shall have the right, at its sole election on or before the date which is the later of (i) thirty (30) days after the Acceptance Date or
(ii) September 9, 1997 (such period herein referred to as the "Feasibility Period"), to terminate this Agreement by giving written notice thereof to the Contributors in which event this Agreement shall terminate, the Deposit shall be returned to FWRLP and neither party shall have any further liabilities or obligations to each other. If FWRLP does not terminate this Agreement before the end of the Feasibility Period as aforesaid, this contingency shall automatically lapse.

                  (c) Audit. The Contributors hereby agree to allow books and records related to the Property to be audited (at FWRLP's sole expense) by an independent, certified public accounting firm selected by FWRLP, and the Contributors will cooperate and cause its employees and other agents to cooperate in such auditing process. FWRLP shall provide the Contributors with prior notice of such audit.

                  (d) Contributors shall confirm the non-taxable nature of the proposed transaction during the Feasibility Period. If Contributors, in their sole and absolute discretion, are not satisfied with the non-taxable nature of the proposed transaction, the Contributors shall have the right, on or before the end of the Feasibility Period, to terminate this Agreement by giving written notice thereof to FWRLP in which event this Agreement shall terminate, the Deposit shall be returned to FWRLP and neither party shall have any further liabilities or obligations to the other.

         15.      Indemnifications.

                  (a) Indemnification by Contributors under Section 5. Each Contributor for such Contributor only, and for no other Contributor, hereby indemnifies and agrees to defend and hold harmless FWRLP and its partners and subsidiaries and any officer, director, employee, agent of any of them, and their respective successors and assigns from and against any and all claims, expenses, costs, damages, losses and liabilities (including reasonable attorneys' fees) which may be asserted against or suffered by any indemnitee, the Partnership or the Property, or any part thereof, whether before or after the Closing Date, as a result of, on account of or arising from any breach of any representation, warranty, covenant or agreement on the part of such Contributor set forth in Section 5 herein or in any instrument or document related thereto delivered by such Contributor pursuant to this Agreement. The indemnification set forth in this Section 15(a) shall survive Closing without limitation.

                  (b) Indemnification by the Contributors. Except for the indemnifications set forth in Section 15(a) above, the Contributors hereby indemnify and agree to defend and hold harmless FWRLP and its partners and subsidiaries and any officer, director, employee, agent of any of them, and their respective successors and assigns from and against any and all third party claims (which shall include any expenses, costs, damages, losses and liabilities (including reasonable attorneys' fees related thereto) which may at any time be asserted against or suffered by, any indemnitee the Partnership or the Property, or any part thereof, whether before or after the Closing Date, as a result of, on account of or arising from (i) any breach of any representation, warranty, covenant or agreement on the part of the Contributors made herein or in any document delivered by the Contributors pursuant to Section 10 of this Agreement, and/or (ii) any obligation, claims, suit, liability, contract, agreement, debt or encumbrance or other occurrence (other than obligations under the Aegon Loan accruing after the Closing, obligations accruing after the Closing Date under the Leases and Service Contracts, items adjusted as of the Closing Date under
Section 12 above, contingent leasing commissions for which FWRLP agrees to be liable pursuant to Section 9(a)(vi) of this Agreement and other obligations, claims or agreements expressly assumed by FWRLP in writing) provided such claim is derived from an occurrence or breach which took place prior to the Closing Date and to the extent that such claim is not within the scope of any insurance agreement in favor of the Partnership. Claims within the scope of the indemnity set forth in clause (ii) shall include, without limitation, any and all liabilities for federal and state income and other taxes due and payable by the Partnership with respect to any period (or portion thereof) prior to the Closing Date. Notwithstanding anything to the contrary contained herein, the liability of each Contributor with respect to any indemnities set forth in this Section 15(b), shall be limited (A) with respect to each of the Exchangers, to an amount equal to the value of the Units issued to the Exchanger on the Closing Date (i.e., the number of Units issued multiplied by the Unit Price) and (B) with respect to each of the Sellers, to an amount equal to the amount of cash paid to each Seller. Any such liability of such Exchangers may be satisfied by FWRLP in levy upon or set off against the right, title and interest of such Exchanger in its Units and in any distributions payable pursuant thereto, to the extent of any final, nonappealable judgment obtained by FWRLP and/or the Partnership. Any indemnification under this Section 15(b) shall survive Closing for a period of three (3) years (other than indemnification for breach of representations or warranties pursuant to clause (i) of the first sentence of this Section 15(b), which are subject to a survival period described in Section 6 of this Agreement, but shall cease and expire with respect to any claim not raised by FWRLP, by written notice to Contributors, within such limited survival period).

                  (c) Indemnification by FWRLP. FWRLP hereby indemnifies and agrees to defend and hold harmless Contributors and their respective, heirs, personal representatives, successors and assigns from and against any and all claims, expenses, costs, damages, losses and liabilities (including reasonable attorneys' fees) which may at any time be asserted against or suffered by Contributors as a result of, on account of or arising from (i) any breach of any representation, warranty, covenant or agreement on the part of FWRLP or the REIT made herein or in any instrument or document delivered pursuant to this Agreement, (ii) obligations under the Aegon Loan accruing after the Closing, obligations accruing after the Closing Date under the Leases and Service Contracts, items adjusted as of the Closing Date under Section 12 above, contingent leasing commissions for which FWRLP agrees to be liable pursuant to
Section 9(a)(vi) of this Agreement and other obligations, claims or agreements expressly assumed by FWRLP in writing, and/or (iii) any obligation, claims, suit, liability, contract, agreement, debt or encumbrance or other occurrence created, arising or accruing after the Closing Date and relating to the Property, the Partnership or its operations. The foregoing obligations set forth in this Section 15(c) shall survive Closing without time limitation.

         16. Brokerage Commission. Contributors and FWRLP represent and warrant to each other that no brokerage fee or real estate commission is or shall be due or owing in connection with this transaction other than that payable to First Capital Realty, Inc., which shall be payable by FWRLP at the Closing pursuant to a separate agreement. Contributors and FWRLP hereby indemnify and hold the other harmless from any and all claims of any other broker or agent so claiming based on action or alleged action of the other.

         17.      Default Provisions; Remedies.

                  (a) FWRLP's Default. If FWRLP fails to consummate the Contribution contemplated herein when required to do so pursuant to the provisions hereof, then Contributors may elect to terminate this Agreement in which case the Title Company shall deliver the Deposit to Contributors as full and complete liquidated damages, and as the exclusive and sole right and remedy of Contributors, whereupon this Agreement shall terminate and neither party shall have any further obligations or liabilities to any other party.

                  (b) Contributors Default. Except for any breaches waived in writing by FWRLP, if Contributors have breached any of their covenants or obligations under this Agreement or have failed, refused or are unable to consummate the Contribution contemplated herein by the Closing Date or if any of the representations and warranties made by Contributors under this Agreement shall be inaccurate or incorrect in any material respect, then FWRLP shall be entitled, as FWRLP's sole and exclusive right and remedy, to (i) waive such breach, default or failure and proceed to Closing without abatement of consideration under Section 2(a), (ii) extend the Closing for such reasonable time or times as may be necessary in order to enable Contributors to remedy such breach, default or failure (not to exceed thirty (30) days), (iii) terminate this Agreement and obtain the return of the Deposit, and/or (iv) pursue an action for specific performance. In the event that FWRLP elects to pursue specific performance and FWRLP prevails in such litigation, in addition to any relief awarded to FWRLP,

Contributors shall be obligated to pay all reasonable legal fees, costs and expenses incurred by FWRLP.

                  (c) The provisions of Sections 17(a) and (b) above shall not be applicable to any breach or default by a party occurring or first becoming actually known to the other party after Closing, and, as to any said breach or default, the non-defaulting party may exercise any and all remedies available at law or in equity, subject, however, to any applicable limitations on survival expressly provided for in this Agreement.

         18. Registration Rights. Exchangers and the REIT hereby agree to execute at Closing the Registration Rights Agreement attached hereto as on Exhibit K.

         19.      Miscellaneous Provisions.

                  (a) Completeness and Modification. This Agreement (together with Exhibits A to R attached hereto), with respect to the transactions contemplated herein, and it supersedes all prior discussions, understandings or agreements between the parties. This Agreement shall not be modified or amended except by an instrument in writing signed by all of the parties hereto.

                  (b) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns.

                  (c) Assignment. This Agreement shall not be assignable by FWRLP without the consent of Contributors, provided that, notwithstanding anything to the contrary contained in this Agreement, FWRLP shall be entitled to transfer or, at Closing, cause the Partnership to issue a 1% partnership interest in the Partnership to the REIT or to an entity controlled by, controlling or under common control with the FWRLP, as long as the Units are issued to Contributors and cash paid to Sellers as required herein.
This Agreement shall not be assignable by Contributors.

     (d) Waiver; Modification. Failure by FWRLP or Contributors to insist upon or enforce any of its rights hereto shall not constitute a waiver or modification thereof.

                  (e) Governing Law. This Agreement shall be governed by and construed under the laws of the State of Maryland.

                  (f) Headings. The headings are herein used for convenience or reference only and shall not be deemed to vary the content of this Agreement or the covenants, agreements, representations and warranties herein set forth, or the scope of any provision hereof.

                  (g) Continuing Documentation and Access. From and after Closing, the Contributors shall afford FWRLP reasonable access to any and all information in their possession concerning the ownership, use and operation of the Property (including the right to copy same at the expense of FWRLP) for purposes of any tax examination or audit or other similar purpose, subject to the agreements of the Contributors, the Partnership or FWRLP concerning confidentiality set forth herein. FWRLP and the REIT agree and acknowledge that the information provided to them by the Contributors or the Partnership regarding the Property or the Partnership is confidential, and that they will not disclose such information to any other person, other than to their employees, attorneys, accountants and other consultants, or use such information for any purpose other than the transaction described herein without the prior written consent of the Contributors. If this Agreement is terminated or if the Contribution at the Closing is not consummated, all information provided to FWRLP and the REIT, and all copies thereof, shall be returned to the Contributors.

                  (h) Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required; it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more such counterparts. All counterparts shall collectively constitute a single agreement.

                  (i) Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered by hand or mailed by first-class registered or certified mail, return receipt requested, postage prepaid or delivered by commercial courier, telecopy or overnight courier (e.g., Federal Express) against receipt, to the addresses indicated below:

                      (i)      if to FWRLP:

                               First Washington Realty Limited Partnership
                               4350 East-West Highway, Suite 400
                               Bethesda, MD  20814
                               Attn:   William J. Wolfe
                                       Jeffrey S. Distenfeld, Esq.
                               Telecopy: (301) 907-4911

                      (ii)     if to Contributors:

                               c/o Edward St. John
                               MIE Investment Company
                               5720 Executive Drive
                               Baltimore, MD  21228-1789
                               Telecopy:  (410) 788-0851

                               with a copy to:

                               Richard E. Levine, Esq.

                               Miles & Stockbridge, P.C.
                               10 Light Street
                               Baltimore, MD 21202
                               Telecopy: (410) 385-3700

                  Such notice shall be deemed given on the date of receipt by the addressee or the date receipt would have been effectuated if delivery were not refused. Each party may designate a new address by written notice to the other in accordance with this Section 19(i).

                  (j)      [Intentionally Omitted].

                  (k) Further Assurances. Contributors and FWRLP agree to execute, acknowledge and deliver any further agreements, documents or instruments that are reasonably necessary or desirable to carry out the transactions contemplated by this Agreement.

                  (l) Business Days. A "business day" shall be Mondays through Fridays, less and expecting all legal holidays observed by the United States Government or the Government of the State of Maryland. Any date specified in this Agreement which does not fall on a business day shall be automatically extended until the first business day after such date.

                  (m) Time of the Essence. Time is of the essence in the performance of all obligations under this Agreement.

         20.      Tax Matters.

                  (a) FWRLP hereby agrees to send to each Exchanger who receives Units the following information on an annual basis at least 30 days prior to the filing of the tax return of FWRLP:

                           (i) the amount of the debt secured by the Property and the amount of FWRLP's total non-recourse debt as of the end of the most recent fiscal year;

                           (ii) the amount of nonrecourse debt allocated to each Exchanger;

                           (iii) the adjusted basis of the Property as of the end of the most recent fiscal year; and

                           (iv) the projected taxable income or loss of FWRLP for such fiscal year.

                  (b) Each Exchanger who receives Units, at its written election but with no obligation to do so, may affirmatively make on an annual basis (a) a DRO Election or (b) a Bottom Guaranty Election with respect to a mortgage loan on a property acceptable to FWRLP in its sole discretion. Any such election shall be made by notice delivered to FWRLP no later than the date on which the tax return for FWRLP is filed for the fiscal year in question.

                  (c) A DRO Election shall state that if the Exchanger has a deficit balance in its capital account following the Liquidation of the Exchanger's interest in FWRLP or the Liquidation of FWRLP, as the case may be, such Exchanger shall contribute to the capital of FWRLP, no later than the end of the fiscal year during which the Exchanger's interest in FWRLP is Liquidated or during which FWRLP is Liquidated, as the case may be (or, if later, 90 days after the date on which the Exchanger's interest in FWRLP is Liquidated or on which FWRLP is Liquidated, as the case may be) (the "Liquidation Date") an amount of money equal to a designated portion of the deficit in the Exchanger's capital account. The term "Liquidation" shall have the meaning given to it in Treas. Regs. Section 1.704.

                  (d) A Bottom Guaranty Election shall state that if FWRLP shall be in default with respect to the mortgage loan securing the property of FWRLP identified by FWRLP in Section 20(b) above, then the Exchanger agrees to contribute to the capital of FWRLP a designated portion of the principal balance of such mortgage loan (the "Contribution Limit"); however, such contribution shall only occur if the mortgage lender shall have exhausted all of its remedies against such property securing such mortgage loan in order to collect the amount owing the mortgage lender, and such Contribution Limit shall be reduced on a dollar-for-dollar basis for every dollar received by the mortgage lender from exercising its remedies. Any such contribution shall be made by the Liquidation Date. For example, if the amount of the mortgage loan were $10,000,000.00 and the amount of the Contribution Limit were $1,000,000.00, the capital contribution would only be required if the property were sold in foreclosure and the proceeds of sale were less than $1,000,000.00.

                  (e) FWRLP covenants that the principal balance of the mortgage loan secured by the Property shall not be reduced below $12,000,000 (other than scheduled amortization of the mortgage loan and principal curtailments of the mortgage loan beyond FWRLP's reasonable control), and that the mortgage loan to such extent shall remain non-recourse for federal income tax purposes during the period beginning on the Closing Date and ending five (5) years thereafter.

                  (f) FWRLP will use, or will cause the Partnership to use, a method under Section 704(c) of the Code as designated by Exchangers at least ten
(10) days prior to the end of the Feasibility Period, in connection with the contribution herewith. The depreciation of the book basis and tax basis of the Property shall be consistent with such method.

                  (g) This Paragraph 20 shall survive the Closing.

         IN WITNESS WHEREOF, the parties hereto have executed this Contribution Agreement as of the day and year first written above.

                                  FWRLP:

                                  FIRST WASHINGTON REALTY
                                  LIMITED PARTNERSHIP

                                  By:   First Washington Realty Trust, Inc.,
WITNESS:                                Its general partner


         /s/                            By:   /s/
                                             Stuart D. Halpert
                                             Chairman

                                  Date of execution:  August 6, 1997

WITNESS:                          CONTRIBUTORS:


         /s/                            /s/
                                  EDWARD A. ST. JOHN


         /s/                            /s/
                                  PHILIP E. RATCLIFFE


         /s/                            /s/
                                  RONALD E. HARMAN


         /s/                            /s/
                                  JAMES A. CLAUSON


         /s/                            /s/
                                  ROBERT C. BECKER


         /s/                            /s/
                                  GENE E. MCCLAIN

                          [Signatures continued on following page]

                          [Signatures continued from preceding page]


WITNESS:


         /s/                            /s/
                                  CHARLES R. PHILLIPS


         /s/                            /s/
                                  LAWRENCE F. MAYKRANTZ


         /s/                            /s/
                                  EDWARD B. OKONSKI


         /s/                            /s/
                                  RODGER R. REISWIG


                                  Date of execution:   , 1997


First Washington Realty Trust, Inc. joins herein solely for the purpose of making the representations, warranties and covenants contained in Sections 8(a), 8(b), 8(e), 8(f), 8(g), 11 and 18 hereof.

                                  FIRST WASHINGTON REALTY
WITNESS:                          TRUST, INC.


         /s/                      By:      /s/
                                       Stuart D. Halpert
                                       Chairman


                                  Date of execution:  August 6, 1997

                          ACKNOWLEDGE BY TITLE COMPANY


         The undersigned Title Company executes this Contribution Agreement solely to acknowledge receipt of the Deposit pursuant to Paragraph 3 hereof and to evidence its agreement to serve as escrow agent pursuant to the terms of the foregoing Agreement.

WITNESS:                                 COMMERCIAL SETTLEMENTS, INC.


         /s/                             By:      /s/
                                              Stuart S. Levin
                                              Vice President

                                         Date:  August 8, 1997

                                LIST OF EXHIBITS



EXHIBIT A.     Legal Description of Land                                Recitals

EXHIBIT B.     Leases and Rent Schedule                             Section 6(d)

EXHIBIT C.     Service Contracts                                    Section 6(e)

EXHIBIT D.     Violations                                           Section 6(c)

EXHIBIT E.     Insurance List                                       Section 6(g)

EXHIBIT F.     Form of Tenant Estoppel                              Section 6(i)

EXHIBIT F-1.   Tenant Estoppels                               Section 8(a)(viii)

EXHIBIT G.     Litigation                                           Section 6(k)

EXHIBIT H.     Operating Statements and Budget                      Section 6(r)

EXHIBIT I.     Personal Property                                    Section 6(t)

EXHIBIT J.     Permitted Exceptions                         Section 9(a)(iii)(B)

EXHIBIT K.     Registration Rights Agreement                         Section 18

EXHIBIT L.     Confidential Information Statement                   Section 8(c)

EXHIBIT M.     Contingent Leasing Commissions                       Section 6(u)

EXHIBIT N.     Mortgage                                             Section 2(c)

EXHIBIT O.     Note                                                 Section 2(c)

EXHIBIT P.     Partnership Agreement                                Section 6(a)

EXHIBIT Q.     Allocation of Consideration                          Section 2(a)

EXHIBIT R.     Partial List of Accounts Receivable                 Section 12(g)


  [Contributors and FWRLP to Attach Foregoing at Acceptance of this Agreement]

                                    EXHIBIT A

                            LEGAL DESCRIPTION OF LAND

                                    EXHIBIT B

                            LEASES AND RENT SCHEDULE

                                    EXHIBIT C

                                SERVICE CONTRACTS

                                    EXHIBIT D

                                   VIOLATIONS

                                      NONE

                                    EXHIBIT E

                                 INSURANCE LIST

                                    EXHIBIT F
                             Form of Tenant Estoppel

                              ESTOPPEL CERTIFICATE

                                                                       , 199
First Washington Realty Limited Partnership
4350 East-West Highway, Suite 400
Bethesda, MD 20852

         Re:      [Name of Shopping Center]
                  Lease dated ________, 19___, with [name of Tenant]

Gentlemen:

         Please be advised that the undersigned tenant hereby certifies as of the date hereof as follows with respect to the Lease:

Name of Tenant:

Description of Leased Premises:

Date of Commencement of Lease:

Date of Termination of Lease:

Options to Renew:

Base Rental:  Annual Rental of $              , payable monthly in advance.
                               ---------------

Real Estate Tax Charges: pro rata: ___ yes ___ no.  ( $  payable monthly in
                                                      -----------------
advance)

Percentage Rent:  ____% of Gross Receipts over $___________

Common Area Maintenance Charges: pro rata: ___ yes ___ no. ($________ payable monthly in advance)

Tenant in possession of the premises under the Lease?:  Yes

The Lease is unmodified and in full force and effect except for modifications, listed by number and date on Exhibit A attached hereto.

Amount of rent paid in advance:  $

Amount of Security Deposit:  $

Compliance with Construction Requirements: Landlord has complied with all construction requirements of Tenant, and Tenant has accepted all of the leased premises under the Lease.

Tenant has not made any claims against Landlord and has no knowledge of any uncured default on the part of Landlord (If there is knowledge of any uncured default, please note and attach separate sheet).

Tenant's Right to Purchase: Tenant has no option or right in the nature of a right of first refusal to purchase or otherwise acquire any interest in the leased premises.

Tenant's Right of Premature Termination or Option to Renew: Tenant has no right to premature termination and no right or option to renew or extend the term beyond its present term and no option to lease additional space, except as expressly set forth in the Lease.

In the event of foreclosure, Tenant agrees to attorn to the purchaser of the leased premises at the foreclosure sale.

                                     TENANT:


                                       By:
                                            Name:
                                            Title:


STATE OF                            )
                                    )  ss:
COUNTY OF                           )

         Signed and sealed in my presence this      day of            , 199   .



                                         Notary Public
                                            [SEAL]



My Commission Expires:

                                   EXHIBIT F-1

                                TENANT ESTOPPELS


         o        Food Lion                          45,100 s.f.
         o        Blockbuster                         6,133 s.f.
         o        Mitchellville Children's
                    House                             4,232 s.f.
         o        McDonald's                          2,972 s.f.
         o        Mobil Oil                           1,700 s.f.
                                                     ------------
                           TOTAL                     60,137 s.f.

         o        Tenant's occupying at least 80% of
                  the remaining space at the Property.

                  [154,698 s.f. - 60,137 s.f.) X 80% = 75,648 s.f.

                                    EXHIBIT G

                                   LITIGATION

                                      NONE

                                    EXHIBIT H

                         OPERATING STATEMENTS AND BUDGET

                                    EXHIBIT I

                                PERSONAL PROPERTY

                                      NONE

                                    EXHIBIT J

                              PERMITTED EXCEPTIONS

                                    EXHIBIT K

                          REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT L

                       CONFIDENTIAL INFORMATION STATEMENT

                                    EXHIBIT M

                         CONTINGENT LEASING COMMISSIONS

                                    EXHIBIT N

                                    MORTGAGE

                                    EXHIBIT O

                                      NOTE

                                    EXHIBIT P

                              PARTNERSHIP AGREEMENT

                                    EXHIBIT Q

                           ALLOCATION OF CONSIDERATION


                                                               Percentage of
                  Exchangers                                   Consideration

         1.       Edward A. St. John                              37.24%
         2.       Philip E. Ratcliffe                             29.07
         3.       Ronald E. Harman                                20.00

                  Sellers

         4.       James A. Clauson                                 9.69
         5.       Robert C. Becker                                 2.00
         6.       Gene E. McClain                                  0.25
         7.       Charles R. Phillips                              1.00
         8.       Lawrence F. Maykrantz                            0.24
         9.       Edward B. Okonski                                0.29
         10.      Rodger R. Reiswig                                0.22

                                    EXHIBIT R

                       PARTIAL LIST OF ACCOUNTS RECEIVABLE